Exhibit 99.1

Contact:	Aimée McCurtain
Vice President of Marketing
(281) 897-7788

NCI BUILDING SYSTEMS PROMOTES MARK GOLLADAY TO

VICE PRESIDENT OF CORPORATE DEVELOPMENT AND NAMES

JEROME KELLEHER VICE PRESIDENT OF SUPPLY CHAIN MANAGEMENT

HOUSTON (February 7, 2008) – NCI Building Systems, Inc. (NYSE: NCS) today announced the retirement of Ken Maddox, Executive Vice President – Administration on February 5, 2008, after almost 28 years of service. Ken was responsible for several areas of business including the oversight of mergers and acquisitions as well as purchasing.

Additionally, Mark Golladay has been promoted to Vice President – Corporate Development. Golladay’s responsibilities include an ongoing review of business conditions, strategic development and the assessment of corporate mergers and acquisitions. Golladay joined NCI in March 2006 as Vice President/General Manager – Corporate Purchasing. He has an extensive finance background with more than 20 years of industry experience. He previously worked at Butler Manufacturing serving in several Finance and Operation roles including Managing Director of Butler’s Mexico operation and Finance Director of their European business. Golladay is a graduate of the University of Kansas with a degree in Accounting & Business Administration and is a recent attendee of the Stanford Certificate Program in Strategic Decision and Risk Management.

Furthermore, Jerome Kelleher has accepted the position of Vice President – Supply Chain Management. In this newly created role, Kelleher will oversee purchasing and expand NCI’s Supply Chain program. Kelleher joins NCI with an already impressive career working for Johns Manville, Honeywell, Borden and Panasonic Automotive Systems on global Supply Chain management. He has held various Finance and Operation positions throughout the world. He earned a Bachelor of Commerce from University College in Cork, Ireland and is a lean Six Sigma Black Belt.

“Ken Maddox has been instrumental to the successful growth of NCI during his 28 years with the Company. We greatly appreciate his hard work, skill and dedication, and we wish him well. Mark Golladay has already proven to be a strong performer for NCI. I am confident that his skills, knowledge and foresight will enable him to succeed in this position, further contributing to NCI’s profitable growth and expansion of its shareholder value,” said Norman Chambers, Chairman, President and CEO of NCI. “Jerome Kelleher’s vast experience and broad understanding of business needs, corporate profitability and lean management should provide great value to our already strong organization as we continue to capture synergies from our integrated business model.”

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Promotes Golladay to Vice President of Corporate Development and Names Kelleher Vice President of Supply Chain Management

February 7, 2008

This release contains forward-looking statements concerning our business and operations. Forward-looking statements involve a number of risks and uncertainties, and our actual performance may differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are industry cyclicality and seasonality, fluctuations in demand and prices for steel, the financial condition of our raw material suppliers, competitive activity and pricing pressure, ability to execute our acquisition strategy and general economic conditions affecting the construction industry. These and other factors that could affect our financial position and results of operations are described in further detail in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.

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